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                                                                   EXHIBIT 21(A)

                        EMONS TRANSPORTATION GROUP, INC.

                            LISTING OF SUBSIDIARIES

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
                                                                     STATE OF
     SUBSIDIARY                                                    INCORPORATION
     ----------                                                    -------------
Emons Finance Corp................................................ Delaware
Emons Industries, Inc. ........................................... New York
Emons Logistics Services, Inc..................................... Delaware
Emons Railroad Group, Inc. ....................................... Delaware
  St. Lawrence & Atlantic Railroad Company........................ Delaware
  Yorkrail, Inc................................................... Delaware
  Penn Eastern Rail Lines, Inc. .................................. Delaware
Maine Intermodal Transportation, Inc.............................. Delaware
Maryland and Pennsylvania Railroad Company........................ Pennsylvania
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